Exhibit 99.1

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS
RESULTS FOR 2014 FIRST QUARTER

● Revenues of $635 million decreased 2% year over year and OIBDAN1 was down 6%, to $92 million
● Americas revenue decreased 6%; OIBDAN decreased 11%
● International revenue increased $3 million; OIBDAN increased 24%
----------------

San Antonio, April 24, 2014 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today reported financial results for the first quarter ended March 31, 2014.

“We made solid progress at our Outdoor businesses during the quarter, as we increasingly capitalized on the growing opportunity in international emerging markets while refocusing our Americas organization to meet the shifting needs of our advertising partners,” said Bob Pittman, Executive Chairman of Clear Channel Outdoor Holdings, Inc.  “CEO William Eccleshare and his team are also driving our technological leadership, such as launching ‘Connect’ – a groundbreaking mobile advertising platform that will enable 175 million consumers monthly around the world to access information, shopping, entertainment and community with just their smartphones.  We look forward to continuing to transform the out-of-home industry to engage more global consumers more deeply than ever with the industry’s most advanced innovations and smartest initiatives.”

“International Outdoor is showing continued strength with a 24% increase in OIBDAN compared to the prior year quarter,” said Chief Executive Officer William Eccleshare.  “Strong performances in emerging markets, such as China and Latin America, have been augmented by the economic recovery in Europe. Our UK business is executing ahead of the market, and we see clear signs of an improved performance in the Eurozone, aided by our Sales Force Effectiveness and Revenue Management programs.”

“Americas Outdoor faced difficult conditions in the quarter,” Eccleshare added.  “We continued to see growth in our strong local and regional business.  But our national operations faced challenges, such as the continued absence of revenue from the 77 digital boards in Los Angeles and other divested assets.  In addition, a number of our major advertisers shifted their out-of-home spending to support other initiatives, including the Winter Olympics and World Cup.  We are taking steps to address these setbacks with our new national sales leadership, our Shopper Marketing program and the continued expansion of our digital footprint.”

First Quarter 2014 Results

Consolidated revenues decreased $15 million, or 2% year over year, to $635 million in the first quarter of 2014 compared to $650 million in the same period of 2013.

●
Americas revenues decreased $18 million, or 6%, driven mainly by the absence of revenue from the 77 digital bulletins in Los Angeles that were turned off due to a court ruling, and lower revenues at airports due to contracts that were not renewed.  Partially offsetting these declines was higher capacity and occupancy of digital bulletins in other markets.

●
International revenues rose $3 million, or 1%.  Revenue growth in emerging markets including China, as well as developed markets including the UK and France, was partly offset by declines in other countries, including those in Northern and Eastern Europe, primarily due to challenging macroeconomic conditions.

The Company’s OIBDAN1 was down 6%, or $6 million, to $92 million for the three months ended March 31, 2014, compared to $98 million for the same period of 2013.  Included in the 2014 first quarter OIBDAN of $92 million were $2 million and $2 million of operating and corporate expenses, respectively, associated with the Company’s strategic revenue and efficiency initiatives to attract additional advertising dollars to its businesses and improve operating efficiencies.  OIBDAN for the three months ended March 31, 2013 included $7 million of such operating expenses.

The Company’s consolidated EBITDA, as defined under the CCWH Senior Notes indenture, was $766 million for the three months ended March 31, 2014, down 2% compared to the same period of 2013.

The consolidated net loss attributable to the Company was $97 million in the first quarter of 2014 compared to a consolidated net loss attributable to the Company of $74 million in the same period of 2013.

Key Highlights

The Company’s recent key highlights include:

●	Installing 15 new digital billboards for an end of quarter total of 1,081 across 39 U.S. markets.
●
Continuing to use advanced technology to transform itself, Clear Channel Outdoor launched “Connect,” the first out-of-home mobile interactive advertising platform that will initially reach 175 million consumers each month across 23 countries on five continents – the largest network of its kind.  “Connect” turns advertising panels with NFC, QR and/or SMS capabilities at 75,000 of Clear Channel Outdoor’s pedestrian-accessible sites into mobile launch pads, enabling consumers to access interactive content from advertisers via their smartphones for information, shopping, entertainment and community.

●
Announcing Clear Channel Airports’ agreement with Adlux, the private aviation advertising market leader in the Middle East, Europe, Russia, Asia-Pacific and Central America, to provide brands with one-stop-shop and sell-through access to multimedia advertising opportunities in the busiest private airport lounges in the world.  This alliance extends both companies’ media networks into private airport terminals covered by the other in order to engage the exclusive audience of high net worth and senior executive business travelers.

●
Partnering with Transport for London to test a real-time mapping tool at a bus stop along London’s heavily traveled Regent Street.  The mapping tool features a digital screen showing passengers the real-time progress of their buses, travel updates from London Underground and tourist information for the surrounding neighborhood.

●
Signing Vodafone to a three-year contract to become the exclusive sponsor of the Clear Channel smart bike sharing system in Barcelona – called “Bicing” – with Vodafone branding on the bikes, docking stations and website.

Revenues, Operating Expenses and OIBDAN by Segment

(In thousands)	Three Months Ended March 31,		% Change
	2014	2013
Revenue1
Americas	$268,756	$286,461	(6%)
International	366,495	363,749	1%
Consolidated revenue	$635,251	$650,210	(2%)

Operating expenses1,2
Americas	$184,399	$191,263	(4%)
International	330,063	334,489	(1%)
Consolidated operating expenses	$514,462	$525,752	(2%)

OIBDAN1
Americas	$84,357	$95,198	(11%)
International	36,432	29,260	25%
Corporate1	(28,687)	(26,163)	10%
Consolidated OIBDAN	$92,102	$98,295	(6%)

Certain prior period amounts have been reclassified to conform to the 2014 presentation of financials throughout the press release.

1
See the end of this press release for reconciliations of (i) OIBDAN for each segment to consolidated operating income; (ii) revenues excluding the effects of foreign exchange to revenues; (iii) direct operating and SG&A expenses excluding the effects of foreign exchange to expenses; (iv) OIBDAN excluding the effects of foreign exchange to OIBDAN; (v) corporate expenses excluding non-cash compensation expenses to corporate expenses; and (vi) OIBDAN to net income (loss).  See also the definition of OIBDAN under the Supplemental Disclosure section in this release.

2	The Company’s operating expenses include direct operating and SG&A expenses.

Americas

Americas revenues decreased $18 million, or 6% compared to the same period of 2013, driven primarily by lower revenues in our Los Angeles market as a result of the absence of revenue from 77 digital bulletins that were turned off due to a court ruling, as well as the loss of certain national accounts and the nonrenewal of certain airport contracts. Increased capacity and occupancy for our digital displays partially offset these declines.

Operating expenses decreased $7 million during the first quarter of 2014 versus the same period in 2013. Driving this decline were lower variable site lease costs and reduced compensation expenses relating to reduced revenues.

OIBDAN declined $11 million, or 11%, to $84 million in the first quarter of 2014, including expenses related to investments and strategic cost savings programs of $1 million compared to $1 million in 2013.

International

International revenues rose $3 million, or 1% compared to the same period of 2013, driven primarily by growth in street furniture sales across emerging markets, including China, and street furniture and digital advertising sales in certain developed markets including the UK and France. These revenue increases were partially offset by declines in other countries, including those in Northern and Eastern Europe, primarily due to challenging macroeconomic conditions.

Operating expenses decreased $4 million during the first quarter of 2014 versus the same period in 2013. Driving this reduction were the benefits from previous strategic efficiency initiatives across multiple countries.

OIBDAN was up $7 million, or 25%, to $36 million in the first quarter of 2014, including expenses related to investments and strategic cost savings programs of $2 million compared to $5 million in 2013.

Conference Call

The Company, along with its parent company, CC Media Holdings, Inc., will host a conference call to discuss results on April 24, 2014 at 8:30 a.m. Eastern Time.  The conference call number is (866) 233-3842 (U.S. callers) and (612) 326-1036 (International callers) and the passcode for both is 325341.   A live audio webcast of the conference call will also be available on the investor section of www.clearchannel.com and www.clearchanneloutdoor.com.  After the live conference call, a replay will be available for 30 days.  The replay numbers are 800-475-6701 (U.S. callers) and 320-365-3844 (International callers) and the passcode for both is 325341.  An archive of the webcast will be available beginning 24 hours after the call for 30 days.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries

(In thousands)	Three Months Ended March 31,
	2014	2013
Revenue	$635,251	$650,210
Operating expenses:
Direct operating expenses	381,513	386,191
Selling, general and administrative expenses	132,949	139,561
Corporate expenses	30,697	27,824
Depreciation and amortization	98,742	100,327
Other operating income, net	2,654	2,103
Operating loss	(5,996)	(1,590)
Interest expense	89,262	88,093
Interest income on Due from Clear Channel Communications	14,673	11,920
Equity in loss of nonconsolidated affiliates	(736)	(485)
Other income (expense), net	1,898	(907)
Loss before income taxes	(79,423)	(79,155)
Income tax benefit (expense)	(16,946)	5,006
Consolidated net loss	(96,369)	(74,149)
Less: Amount attributable to noncontrolling interest	501	129
Net loss attributable to the Company	$(96,870)	$(74,278)

For the three months ended March 31, 2014, foreign exchange rate movements increased the Company’s revenues by less than $1 million and raised direct operating and SG&A expenses also by less than $1 million.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for March 31, 2014 and December 31, 2013:

(In millions)	March 31,	December 31,
	2014	2013
Cash and cash equivalents	$270.2	$314.5
Total current assets	1,163.3	1,238.4
Net property, plant and equipment	2,036.7	2,081.1
Due from Clear Channel Communications	907.9	879.1
Total assets	6,653.0	6,759.4

Current liabilities (excluding current portion of long term debt)	785.1	757.6
Long-term debt (including current portion of long term debt)	4,935.1	4,935.4
Shareholder's deficit	58.8	160.1

TABLE 3 - Total Debt

At March 31, 2014 and December 31, 2013, Clear Channel Outdoor Holdings had a total net debt of:

(In millions)	March 31,	December 31,
	2014	2013
Clear Channel Worldwide Senior Notes:
6.5% Series A Senior Notes Due 2022	$735.7	$735.7
6.5% Series B Senior Notes Due 2022	1,989.3	1,989.3
Clear Channel Worldwide Holdings Senior Subordinated Notes:
7.625% Series A Senior Subordinated Notes Due 2020	275.0	275.0
7.625% Series B Senior Subordinated Notes Due 2020	1,925.0	1,925.0
Other debt	16.7	17.1
Original issue discount	(6.6)	(6.7)
Total debt	4,935.1	4,935.4
Cash	270.2	314.5
Net Debt	$4,664.9	$4,620.9

The current portion of long-term debt was $16 million as of March 31, 2014 and December 31, 2013.

Liquidity and Financial Position

For the three months ended March 31, 2014, cash provided by operating activities was $28 million, cash flow used for investing activities totalled $38 million, cash flow used for financing activities was $32 million, and the net effect of exchange rate changes on cash was less than $3 million.  The net decrease in cash was $44 million.

Capital expenditures were approximately $39 million for the three months ended March 31, 2014 and for the same period in 2013.

Consolidated leverage ratio, defined as total debt divided by EBITDA (as defined by the Clear Channel Worldwide Holdings (“CCWH”) Senior Notes indentures) for the preceding four quarters was 6.5:1 at March 31, 2014, and senior leverage ratio, defined as senior debt divided by EBITDA (as defined by the CCWH Senior Notes indentures) for the preceding four quarters was 3.6:1 at March 31, 2014.  As required by the definition of EBITDA in the CCWH Senior Notes indentures, our EBITDA for the preceding four quarters of $766.2 million is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense), net, plus share-based compensation, and is further adjusted for the following items: (i) costs incurred in connection with severance, the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; (ii) extraordinary, non-recurring or unusual gains or losses or expenses; (iii) non-cash charges; and (iv) various other items.

The following table reflects a reconciliation of EBITDA (as defined by the CCWH Senior Notes indentures) to operating income and net cash provided by operating activities for the year ended March 31, 2014:

(In millions) Note numbers may not sum due to rounding	Four Quarters Ended
March 31, 2014
Consolidated EBITDA (as defined by the CCWH Senior Notes indentures)	$766
Less adjustments to consolidated EBITDA (as defined by the CCWH Senior Notes indentures):
Cost incurred in connection with closure and/or consolidation of facilities, retention charges, consulting fees, and other permitted activities	(36)
Extraordinary, non-recurring or unusual gains or losses or expenses and severance (as referenced in the definition of consolidated EBITDA in the CCWH Senior Notes indentures)	(17)
Non-cash charges	(20)
Other items	(8)
Less: Depreciation and amortization, Impairment charges, Other operating income (expenses), net, and Share-based compensation expense	(399)
Operating income	286
Plus: Depreciation and amortization, Impairment charges, Other operating income (expenses), net, and Share-based compensation expense	399
Less: interest expense	(354)
Plus: Interest income on Due from Clear Channel Communications	57
Less: Current income tax benefit	(67)
Plus: Other income, net	4
Adjustments to reconcile consolidated net loss to net cash provided by operating activities (including Provision for doubtful accounts, Amortization of deferred financing charges and note discounts, net and Other reconciling items, net)	10
Change in assets and liabilities, net of assets acquired and liabilities assumed	74
Net cash provided by operating activities	$409

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three months ended March 31, 2014 and 2013.  The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expenses and the following line items presented in its Statement of Operations: Income tax benefit (expense); Other income (expense), net; Equity in loss of nonconsolidated affiliates; Interest expense; Interest income on Due from Clear Channel Communications; Other operating income, net; D&A; and Impairment charges.

The Company uses OIBDAN, among other things, to evaluate the Company's operating performance.  This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management.  We believe this measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and net income.  It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management.  The Company believes it helps improve investors’ ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different capital structures, stock option structures or tax rates.  In addition, the Company believes this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies.  OIBDAN is not necessarily a measure of the Company's ability to fund its cash needs.  As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded.  In addition, because a significant portion of the Company’s advertising operations are conducted in foreign markets, principally the Euro area, the U.K. and China, management reviews the operating results from its foreign operations on a constant dollar basis.  A constant dollar basis (in which a foreign currency adjustment is made to show the 2014 actual foreign revenues, expenses and OIBDAN at average 2013 foreign exchange rates) allows for comparison of operations independent of movements in foreign exchange rates.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income (loss); (ii) Revenues excluding the effects of foreign exchange to revenues; (iii) Expenses excluding the effects of foreign exchange to expenses; (iv) OIBDAN excluding the effects of foreign exchange to OIBDAN; (v) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; and (vi) OIBDAN to net loss.

Reconciliation of OIBDAN for each segment to Consolidated Operating Loss
(In thousands)	Operating income (loss)	Non-cash compensation expenses	Depreciation and amortization	Other operating income, net	OIBDAN
Three Months Ended March 31, 2014
Americas	$36,758	$-	$47,599	$-	$84,357
International	(14,012)	-	50,444	-	36,432
Corporate	(31,396)	2,010	699	-	(28,687)
Other operating income, net	2,654	-	-	(2,654)	-
Consolidated	$(5,996)	$2,010	$98,742	$(2,654)	$92,102

Three Months Ended March 31, 2013
Americas	$46,513	$-	$48,685	$-	$95,198
International	(21,733)	-	50,993	-	29,260
Corporate	(28,473)	1,661	649	-	(26,163)
Other operating income, net	2,103	-	-	(2,103)	-
Consolidated	$(1,590)	$1,661	$100,327	$(2,103)	$98,295

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

(In thousands)	Three Months Ended March 31,		% Change
	2014	2013
Consolidated revenue	$635,251	650,210	(2%)
Excluding: Foreign exchange (increase) decrease	(454)	-
Revenue excluding effects of foreign exchange	$634,797	$650,210	(2%)
Americas revenue	$268,756	$286,461	(6%)
Excluding: Foreign exchange (increase) decrease	938	-
Americas revenue excluding effects of foreign exchange	$269,694	$286,461	(6%)
International revenue	$366,495	$363,749	1%
Excluding: Foreign exchange (increase) decrease	(1,392)	-
International revenue excluding effects of foreign exchange	$365,103	$363,749	0%

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Effects of Foreign Exchange Rates to Expenses

(In thousands)	Three Months Ended March 31,		% Change
	2014	2013
Consolidated expense	$514,462	$525,752	(2%)
Excluding: Foreign exchange (increase) decrease	(396)	-
Consolidated expense excluding effects of foreign exchange	$514,066	$525,752	(2%)
Americas expense	$184,399	$191,263	(4%)
Excluding: Foreign exchange (increase) decrease	840	-
Americas expense excluding effects of foreign exchange	$185,239	$191,263	(3%)
International expense	$330,063	$334,489	(1%)
Excluding: Foreign exchange (increase) decrease	(1,236)	-
International expense excluding effects of foreign exchange	$328,827	$334,489	(2%)

Reconciliation of OIBDAN excluding Effects of Foreign Exchange Rates to OIBDAN

(In thousands)	Three Months Ended March 31,		% Change
	2014	2013
Consolidated OIBDAN	$92,102	$98,295	(6%)
Excluding: Foreign exchange (increase) decrease	(58)	-
OIBDAN excluding effects of foreign exchange	$92,044	$98,295	(6%)
Americas OIBDAN	$84,357	$95,198	(11%)
Excluding: Foreign exchange (increase) decrease	98	-
Americas OIBDAN excluding effects of foreign exchange	$84,455	$95,198	(11%)
International OIBDAN	$36,432	$29,260	25%
Excluding: Foreign exchange (increase) decrease	(156)	-
International OIBDAN excluding effects of foreign exchange	$36,276	$29,260	24%

Reconciliation of Corporate Expenses excluding Non-cash compensation expenses to Corporate Expenses

(In thousands)	Three Months Ended March 31,		% Change
	2014	2013
Corporate Expense	$30,697	$27,824	10%
Less: Non-cash compensation expense	(2,010)	(1,661)
	$28,687	$26,163	10%

Reconciliation of OIBDAN to Net Loss

(In thousands)	Three Months Ended March 31,		% Change
	2014	2013
OIBDAN	$92,102	$98,295	(6%)
Non-cash compensation expense	2,010	1,661
Depreciation and amortization	98,742	100,327
Other operating income, net	2,654	2,103
Operating loss	(5,996)	(1,590)
Interest expense	89,262	88,093
Interest income on Due from Clear Channel Communications	14,673	11,920
Equity in loss of nonconsolidated affiliates	(736)	(485)
Other (income) expense, net	1,898	(907)
Loss before income taxes	(79,423)	(79,155)
Income tax benefit (expense)	(16,946)	5,006
Consolidated net loss	(96,369)	(74,149)
Less: Amount attributable to noncontrolling interest	501	129
Net loss attributable to the Company	$(96,870)	$(74,278)

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc., (NYSE: CCO) is one of the world’s largest outdoor advertising companies, with more than 675,000 displays in over 40 countries across five continents, including 47 of the 50 largest markets in the United States.  Clear Channel Outdoor Holdings offers many types of displays across its global platform to meet the advertising needs of its customers.  This includes a growing digital platform that now offers over 1,000 digital billboards across 39 U.S. markets.  Clear Channel Outdoor Holdings’ International segment operates in nearly 30 countries across Asia, Australia, Europe and Latin America in a wide variety of formats.  More information is available at www.clearchanneloutdoor.com and www.clearchannelinternational.com.

For further information, please contact:

Media
Wendy Goldberg
Executive Vice President – Communications
(212) 549-0965

Investors
Effie Epstein
Vice President – Planning and Investor Relations
(212) 377-1116

Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in business, political and economic conditions in the United States and in other countries in which the Company currently does business (both general and relative to the advertising industry); changes in operating performance; changes in governmental regulations and policies and actions of regulatory bodies; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in capital expenditure requirements; fluctuations in exchange rates and currency values; the outcome of litigation; fluctuations in interest rates; taxes and tax disputes; shifts in population and other demographics; access to capital markets and borrowed indebtedness; risks relating to the integration of acquired businesses; risks that we may not achieve or sustain anticipated cost savings; the impact of the Company’s substantial indebtedness, including the use of cash from operations and other liquidity-generating transactions to make payments on its indebtedness; and the Company’s relationship with Clear Channel Communications and the impact of the above and similar factors on Clear Channel Communications, the Company’s primary direct or indirect external source of capital.  Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this document. Other key risks are described in the Company’s reports and other documents filed with the U.S. Securities and Exchange Commission, including in the section entitled "Item 1A. Risk Factors” of Clear Channel Outdoor Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.